Schedule Identifying Material
                           Terms of Options Granted To
                   German American Bancorp Executive Officers

                                                                                                                            Option
Type of                Date        George            Mark               Stan                Urban            James           Price
Option                             Astrike         Schroeder            Ruhe               Giesler          Essany         per Share



Original Grant (2)   4/20/93     21,879.1125      18,232.5938        10,939.5563         5,469.7892        5,469.7892       $8.9100
Replacement (3)     12/30/94      2,630.3666       2,431.0125            -------            -------           -------       13.3200
Replacement (3)      7/10/95      4,587.3261       2,431.0125            -------           729.3038          350.0658       12.8300
Replacement (3)       1/9/96      6,806.8350          -------         1,683.1868           720.0428          729.3038       13.5000
Replacement (3)      7/15/96         -------       2,083.7250         1,308.1163           652.9005          833.4900       14.9000
Replacement (3)      1/16/97      5,903.1000       3,680.2500         2,489.5500         1,697.8500        1,576.0500       16.9400
Replacement (3)      1/28/97      5,035.8000          -------            -------            -------           -------       16.8900
Replacement (3)       8/1/97         -------       2,509.5000           109.2000           527.1000          527.1000       18.4800
Replacement (3)       5/1/98         -------          -------            -------            -------        1,212.7500       30.0500
Replacement (3)       8/3/98         -------          -------           321.3000           349.8500           -------       27.8800
Additional Grant (4)  9/2/98     60,900.0000          -------            -------            -------           -------       23.3300


(1) Number of options and per share exercise price have been retroactively adjusted for subsequent stock splits and dividends.

(2) These options under the German American Bancorp 1992 Stock Option Plan (the "Plan") were made on April 20, 1993. These options expire ten years after the grant date. The options granted to Mr. Astrike became exercisable with respect to one-half of the shares immediately upon grant and with respect to the other one-half of the shares on the first anniversary of the grant date. The options granted to the other executive officers became exercisable with respect to twenty percent of the shares on each of the anniversary dates beginning on the first anniversary of the date of grant.

(3) The Stock Option Plan provides that if the optionee tenders Common Shares of the Corporation already owned by the optionee as payment, in whole or part, of the exercise price for the shares the optionee has elected to purchase under the option, then the Corporation is obligated to use its best efforts to issue a replacement option of the same type (incentive or non-qualified option). With the same expiration date as the option that was exercised, and covering a number of Common Shares equal to the number of Common Shares tendered. Replacement options may not be exercised until one year after the date of grant.

(4) These options were granted to Mr. Astrike on September 2, 1998. These non-qualified options expire in twenty years and are immediately exercisable.
